Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated March 14, 2016, with respect to the consolidated financial statements of Live Oak Bancshares, Inc. as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, incorporated herein by reference.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina
May 27, 2016